Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports Fourth Quarter 2022 Results;

Provides Full Year 2023 Outlook; and Declares Quarterly Cash Dividend

Boca Raton, Florida, February 21, 2023 (BUSINESS NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended December 31, 2022.

Highlights of the fourth quarter include:

•	Net income of $102.6 million or $0.94 per share

•	AFFO per share increased 11.0% over the prior year period

•	Total revenue of $686.1 million, representing a 15.3% growth over the prior year period

•	Portfolio growth of 15.0% for the year, including 2,792 sites added during the quarter

•	Refinanced the 2018-1C Tower Securities making the next scheduled debt maturity October 2024

In addition, the Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.85 per share of the Company’s Class A Common Stock, an increase of approximately 20% over the dividend paid in the fourth quarter. The distribution is payable March 24, 2023 to the shareholders of record at the close of business on March 10, 2023.

“We had a very solid finish to 2022, producing record annual results on a number of metrics and positioning us well for 2023,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “The US market remains active, with our largest US customers expected to all stay relatively busy with additional network deployment in 2023. We believe domestic activity will remain solid through 2023 and perhaps beyond, given the size and scope of our customers’ 5G deployment plans and our belief that much 5G work remains to be done on our assets. International results were strong as well in the fourth quarter, and gross leasing demand is expected to remain solid internationally. Last year was a remarkable year in terms of portfolio growth and balance sheet management. We grew our portfolio materially by 15%, providing us with additional growth assets in several markets. We were still able to end the year with our balance sheet in great shape, below the low end of our target net debt/Adjusted EBITDA leverage ratio as we used AFFO to reduce floating-rate debt in a materially higher interest rate environment. All of these favorable results allowed us to increase AFFO per share by double-digit percentages in the fourth quarter and for the full 2022 fiscal year over comparable prior periods. We are extremely confident and excited about our future, so much so that we have just approved an increase to our quarterly dividend of approximately 20%. While a substantial increase, this dividend on an annual basis represents only approximately 27% of our AFFO in our 2023 Outlook, leaving us substantial capital for additional investment in portfolio growth and stock repurchases and/or additional floating-rate leverage reduction while interest rates remain higher. We believe we offer our shareholders very favorable prospects for additional value creation.”

Operating Results

The table below details select financial results for the three months ended December 31, 2022 and comparisons to the prior year period.

	Q4 2022	Q4 2021	$ Change	% Change	% Change excluding FX (1)

Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$609.6	$539.4	$70.2	13.0%	12.6%
Site development revenue	76.5	55.9	20.6	36.9%	36.9%
Tower cash flow (1)	485.9	434.1	51.8	11.9%	11.5%
Net income	102.6	48.9	53.7	109.8%	47.2%
Earnings per share - diluted	0.94	0.44	0.50	113.6%	49.2%
Adjusted EBITDA (1)	460.7	409.1	51.6	12.6%	12.2%
AFFO (1)	340.7	310.8	29.9	9.6%	8.9%
AFFO per share (1)	3.12	2.81	0.31	11.0%	10.3%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Total revenues in the fourth quarter of 2022 were $686.1 million compared to $595.3 million in the prior year period, an increase of 15.3%. Site leasing revenue in the fourth quarter of 2022 of $609.6 million was comprised of domestic site leasing revenue of $452.9 million and international site leasing revenue of $156.7 million. Domestic cash site leasing revenue in the fourth quarter of 2022 was $443.0 million compared to $421.7 million in the prior year period, an increase of 5.1%. International cash site leasing revenue in the fourth quarter of 2022 was $157.5 million compared to $108.1 million in the prior year period, an increase of 45.7%, or 43.8% on a constant currency basis. Site development revenues in the fourth quarter of 2022 were $76.5 million compared to $55.9 million in the prior year period, an increase of 36.9%.

Site leasing operating profit in the fourth quarter of 2022 was $494.6 million, an increase of 11.8% over the prior year period. Site leasing contributed 96.3% of the Company’s total operating profit in the fourth quarter of 2022. Domestic site leasing segment operating profit in the fourth quarter of 2022 was $386.8 million, an increase of 5.1% over the prior year period. International site leasing segment operating profit in the fourth quarter of 2022 was $107.8 million, an increase of 44.8% from the prior year period.

Tower Cash Flow in the fourth quarter of 2022 of $485.9 million was comprised of Domestic Tower Cash Flow of $376.6 million and International Tower Cash Flow of $109.3 million. Domestic Tower Cash Flow in the fourth quarter of 2022 increased 5.1% over the prior year period and International Tower Cash Flow increased 44.3% over the prior year period, or increased 42.0% on a constant currency basis. Tower Cash Flow Margin was 80.9% in the fourth quarter of 2022, as compared to 81.9% for the prior year period.

Net income in the fourth quarter of 2022 was $102.6 million, or $0.94 per share, and included a $8.6 million gain, net of taxes, on the currency-related remeasurement of U.S. dollar denominated intercompany loans with foreign subsidiaries. Net income in the fourth quarter of 2021 was $48.9 million, or $0.44 per share, and included a $15.9 million loss, net of taxes, on the currency-related remeasurement of U.S. dollar denominated intercompany loans with foreign subsidiaries.

Adjusted EBITDA in the fourth quarter of 2022 was $460.7 million, a 12.6% increase over the prior year period. Adjusted EBITDA Margin in the fourth quarter of 2022 was 68.1% compared to 69.8% in the prior year period.

Net Cash Interest Expense in the fourth quarter of 2022 was $97.0 million compared to $81.8 million in the prior year period, an increase of 18.6%.

AFFO in the fourth quarter of 2022 was $340.7 million, a 9.6% increase over the prior year period. AFFO per share in the fourth quarter of 2022 was $3.12, an 11.0% increase over the prior year period.

Investing Activities

During the fourth quarter of 2022, SBA acquired 2,642 communication sites for total cash consideration of $736.7 million, including 2,632 sites from Grupo TorreSur in Brazil for approximately $725.0 million in cash. SBA also built 162 towers during the fourth quarter of 2022. As of December 31, 2022, SBA owned or operated 39,311 communication sites, 17,416 of which are located in the United States and its territories and 21,895 of which are located internationally. In addition, the Company spent $15.9 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the fourth quarter of 2022 were $823.5 million, consisting of $13.8 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $809.7 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

Subsequent to the fourth quarter of 2022, the Company purchased or is under contract to purchase 31 communication sites for an aggregate consideration of $23.2 million in cash. The Company anticipates that these acquisitions will be consummated by the end of the second quarter of 2023.

Financing Activities and Liquidity

SBA ended the fourth quarter of 2022 with $13.0 billion of total debt, $10.0 billion of total secured debt, $187.0 million of cash and cash equivalents, short-term restricted cash, and short-term investments, and $12.8 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 6.9x and 5.3x, respectively.

During the fourth quarter, the Company, through an existing trust, issued $850.0 million of Secured Tower Revenue Securities Series 2022-1C, which have an anticipated repayment date of January 11, 2028 and a final maturity date of November 9, 2052 (“the 2022-1C Tower Securities”). The fixed interest rate on the 2022-1C Tower Securities is 6.599% per annum, payable monthly. Net proceeds from this offering were used to repay the entire aggregate principal amount of the 2018-1C Tower Securities ($640.0 million), repay amounts outstanding under the Revolving Credit Facility, and for general corporate purposes.

As of the date of this press release, the Company had $585.0 million outstanding under its $1.5 billion Revolving Credit Facility.

The Company did not repurchase any shares of its Class A common stock during the fourth quarter of 2022. As of the date of this filing, the Company has $504.7 million of authorization remaining under its approved repurchase plan.

In the fourth quarter of 2022, the Company declared and paid a cash dividend of $76.7 million.

Outlook

The Company is providing its initial full year 2023 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2023 Outlook assumes the acquisitions of only those communication sites under contract and anticipated to close at the time of this press release. The Company may spend additional capital in 2023 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2023 guidance. The Outlook also does not contemplate any additional repurchases of the Company’s stock or new debt financings during 2023, although the Company may ultimately spend capital to repurchase additional stock or issue new debt during the remainder of the year.

The Company’s Outlook assumes an average foreign currency exchange rate of 5.20 Brazilian Reais to 1.0 U.S. Dollar, 1.33 Canadian Dollars to 1.0 U.S. Dollar, 2,330 Tanzanian shillings to 1.0 U.S. Dollar, and 18.20 South African Rand to 1.0 U.S. Dollar for the full year 2023. When compared to 2022 actual foreign currency exchange rates, these 2023 foreign currency rate assumptions negatively impacted the 2023 full year Outlook by approximately $11.0 million for leasing revenue, $7.7 million for Tower Cash Flow, $6.7 million for Adjusted EBITDA, and $6.0 million for AFFO.

(in millions, except per share amounts)	Full Year 2023
Site leasing revenue (1)	$2,469.0	to	$2,489.0
Site development revenue	$205.0	to	$225.0
Total revenues	$2,674.0	to	$2,714.0
Tower Cash Flow (2)	$1,971.0	to	$1,991.0
Adjusted EBITDA (2)	$1,845.0	to	$1,865.0
Net cash interest expense (3)	$377.0	to	$382.0
Non-discretionary cash capital expenditures (4)	$53.0	to	$63.0
AFFO (2)	$1,366.0	to	$1,406.0
AFFO per share (2) (5)	$12.46	to	$12.83
Discretionary cash capital expenditures (6)	$283.0	to	$303.0

(1)	The Company’s Outlook for site leasing revenue includes revenue associated with pass through reimbursable expenses.
(2)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(3)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(4)	Consists of tower maintenance and general corporate capital expenditures.
(5)

Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 109.6 million. Outlook does not include the impact of any potential future repurchases of the Company’s stock during 2023.

(6)

Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

Conference Call Information

SBA Communications Corporation will host a conference call on Tuesday, February 21, 2023 at 5:00 PM (EST) to discuss the quarterly results. The call may be accessed as follows:

When:	Tuesday, February 21, 2023 at 5:00 PM (EST)

Dial-in Number:	(877) 692-8955

Access Code:	5549447

Conference Name:	SBA Fourth quarter 2022 results

Replay Available:	February 21, 2023 at 11:00 PM to March 7, 2023 at 12:00 AM (TZ: Eastern)

Replay Number:	(866) 207-1041 – Access Code: 5924322

Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release and our earnings call include forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) customer activity and demand for the Company’s wireless communications infrastructure in 2023 and beyond, both domestically and internationally, (ii) the impact of customer 5G deployment plans and level of 5G deployment that remains to be done on the Company’s towers, (iii) the Company’s outlook for financial and operational performance in 2023, the assumptions it made and the drivers contributing to its full year guidance, (iv) the timing of closing for currently pending acquisitions, (vi) the Company’s tower portfolio growth for 2023 and positioning for, and terms of, future growth, (vii) foreign exchange rates and their impact on the Company’s financial and operational guidance and the Company’s 2023 Outlook.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the impact of recent macro-economic conditions, including increasing interest rates, inflation and financial market volatility on (a) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (b) the Company’s business and results of operations, and on foreign currency exchange rates and (c) consumer demand for wireless services, (2) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular in the United States, Brazil, South Africa, Tanzania, and in other international markets; (3) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (4) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (5) the Company’s ability to manage expenses and cash capital expenditures at anticipated levels; (6) the impact of continued consolidation among wireless service providers in the U.S. and internationally, on the Company’s leasing revenue and the ability of Dish to compete as a nationwide carrier; (7) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (8) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (9) the Company’s ability to acquire land underneath towers on terms that are accretive; (10) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (11) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, availability of labor and supplies, and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2023; and (12) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria.

With respect to its expectations regarding the ability to close pending acquisitions, these factors also include satisfactorily completing due diligence, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration, its ability to accurately anticipate the future performance of the acquired towers and any challenges or costs associated with the integration of such towers. With respect to the repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes. Furthermore, the Company’s forward-looking statements and its 2023 outlook assumes that the Company continues to qualify for treatment as a REIT for U.S. federal income tax purposes and that the Company’s business is currently operated in a manner that complies with the REIT rules and that it will be able to continue to comply with and conduct its business in accordance with such rules. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s most recently filed Annual Report on Form 10-K.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central, and South America, South Africa, the Philippines, and Tanzania. By “Building Better Wireless,” SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant communication sites to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (in thousands, except per share amounts)

	For the three months		For the year
	ended December 31,		ended December 31,
	2022	2021	2022	2021
Revenues:
Site leasing	$609,608	$539,396	$2,336,575	$2,104,087
Site development	76,486	55,866	296,879	204,747

Total revenues	686,094	595,262	2,633,454	2,308,834

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	114,999	97,008	445,685	386,391
Cost of site development	57,155	42,921	222,965	159,093
Selling, general, and administrative expenses (1)	70,613	63,483	261,853	220,029
Acquisition and new business initiatives related adjustments and expenses	8,031	10,095	26,807	27,621
Asset impairment and decommission costs	17,596	14,484	43,160	33,044
Depreciation, accretion, and amortization	183,036	169,895	707,576	700,161

Total operating expenses	451,430	397,886	1,708,046	1,526,339

Operating income	234,664	197,376	925,408	782,495

Other income (expense):
Interest income	3,255	1,324	10,133	3,448
Interest expense	(100,256)	(83,081)	(353,784)	(352,919)
Non-cash interest expense	(11,528)	(11,651)	(46,109)	(47,085)
Amortization of deferred financing fees	(5,077)	(4,899)	(19,835)	(19,589)
Loss from extinguishment of debt, net	(437)	(25,829)	(437)	(39,502)
Other income (expense), net	8,207	(24,892)	10,467	(74,284)

Total other expense net	(105,836)	(149,028)	(399,565)	(529,931)

Income before income taxes	128,828	48,348	525,843	252,564
(Provision) benefit for income taxes	(26,248)	554	(66,044)	(14,940)

Net income	102,580	48,902	459,799	237,624
Net loss attributable to noncontrolling interests	701	—	1,630	—

Net income attributable to SBA Communications Corporation	$103,281	$48,902	$461,429	$237,624

Net income per common share attributable to SBA Communications Corporation:
Basic	$0.96	$0.45	$4.27	$2.17

Diluted	$0.94	$0.44	$4.22	$2.14

Weighted-average number of common shares
Basic	107,978	108,855	107,957	109,328

Diluted	109,298	110,727	109,386	111,177

(1)

Includes non-cash compensation of $25,110 and $24,670 for the three months ended December 31, 2022 and 2021, respectively, and $97,419 and $81,919 for the year ended December 31, 2022 and 2021, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2022	2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$143,708	$367,278
Restricted cash	41,959	65,561
Accounts receivable, net	184,368	101,950
Costs and estimated earnings in excess of billings on uncompleted contracts	79,549	48,844
Prepaid expenses and other current assets	33,149	30,813

Total current assets	482,733	614,446
Property and equipment, net	2,713,727	2,575,487
Intangible assets, net	2,776,472	2,803,247
Operating lease right-of-use assets, net	2,381,955	2,268,470
Acquired and other right-of-use assets, net	1,507,781	964,405
Other assets	722,373	575,644

Total assets	$10,585,041	$9,801,699

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$51,427	$34,066
Accrued expenses	101,484	68,070
Current maturities of long-term debt	24,000	24,000
Deferred revenue	154,553	184,380
Accrued interest	54,173	49,096
Current lease liabilities	262,365	238,497
Other current liabilities	48,762	18,222

Total current liabilities	696,764	616,331
Long-term liabilities:
Long-term debt, net	12,844,162	12,278,694
Long-term lease liabilities	2,040,628	1,981,353
Other long-term liabilities	248,067	191,475

Total long-term liabilities	15,132,857	14,451,522
Redeemable noncontrolling interests	31,735	17,250
Shareholders’ deficit:
Preferred stock - par value $0.01, 30,000 shares authorized, no shares issued or outstanding	—	—
Common stock - Class A, par value $0.01, 400,000 shares authorized, 107,997 shares and 108,956 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	1,080	1,089
Additional paid-in capital	2,795,176	2,681,347
Accumulated deficit	(7,482,061)	(7,203,531)
Accumulated other comprehensive loss, net	(590,510)	(762,309)

Total shareholders’ deficit	(5,276,315)	(5,283,404)

Total liabilities, redeemable noncontrolling interests, and shareholders’ deficit	$10,585,041	$9,801,699

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited) (in thousands)

	For the three months
	ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$102,580	$48,902
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, accretion, and amortization	183,036	169,895
(Gain) loss on remeasurement of U.S. denominated intercompany loans	(11,794)	23,703
Non-cash compensation expense	25,769	25,227
Non-cash asset impairment and decommission costs	17,605	13,855
Loss from extinguishment of debt, net	437	24,046
Deferred income tax provision (benefit)	17,369	(5,799)
Other non-cash items reflected in the Statements of Operations	20,674	17,832
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	(47,456)	(31,866)
Prepaid expenses and other assets	1,700	(2,654)
Operating lease right-of-use assets, net	30,702	27,604
Accounts payable and accrued expenses	6,971	(3,684)
Accrued interest	29,067	22,619
Long-term lease liabilities	(33,379)	(29,407)
Other liabilities	(54,647)	(1,707)

Net cash provided by operating activities	288,634	298,566

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(757,371)	(69,950)
Capital expenditures	(66,095)	(43,287)
Sale of investments, net	20,103	(384)
Other investing activities	1,020	(31,817)

Net cash used in investing activities	(802,343)	(145,438)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under Revolving Credit Facility	310,000	350,000
Repayment of Senior Notes	—	(1,113,409)
Proceeds from issuance of Tower Securities, net of fees	839,885	1,771,568
Repayment of Tower Securities	(640,000)	(575,000)
Repurchase and retirement of common stock	—	(298,235)
Payment of dividends on common stock	(76,664)	(63,124)
Proceeds from employee stock purchase/stock option plans	4,558	13,536
Payments related to taxes on net settlement of stock options and restricted stock units	(53)	(62,879)
Other financing activities	(7,132)	8,195

Net cash provided by financing activities	430,594	30,652

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(7,476)	(2,553)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(90,591)	181,227
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	279,874	254,399

End of period	$189,283	$435,626

Selected Capital Expenditure Detail

	For the three	For the year
	months ended	ended
	December 31, 2022	December 31, 2022

	(in thousands)
Construction and related costs	$31,186	$103,461
Augmentation and tower upgrades	21,142	60,656
Non-discretionary capital expenditures:
Tower maintenance	11,593	41,568
General corporate	2,174	8,758

Total non-discretionary capital expenditures	13,767	50,326

Total capital expenditures	$66,095	$214,443

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at September 30, 2022	17,401	19,118	36,519
Sites acquired during the fourth quarter	10	2,632	2,642
Sites built during the fourth quarter	7	155	162
Sites decommissioned/reclassified during the fourth quarter	(2)	(10)	(12)

Sites owned at December 31, 2022	17,416	21,895	39,311

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months		For the three months		For the three months
	ended December 31,		ended December 31,		ended December 31,

	2022	2021	2022	2021	2022	2021

	(in thousands)
Segment revenue	$452,928	$432,205	$156,680	$107,191	$76,486	$55,866
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(66,151)	(64,285)	(48,848)	(32,723)	(57,155)	(42,921)

Segment operating profit	$386,777	$367,920	$107,832	$74,468	$19,331	$12,945

Segment operating profit margin	85.4%	85.1%	68.8%	69.5%	25.3%	23.2%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin; (ii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iii) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); and (v) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition.

Specifically, we believe that:

(1) Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2) Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3) FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of (1) our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4) Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5) Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2020 Senior Notes and 2021 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the financial metrics listed in the table below by dividing the current period’s financial results by the average monthly exchange rates of the prior year period, and by eliminating the impact of the remeasurement of our intercompany loans. The table below provides the reconciliation of the reported growth rate year-over-year of each of such measures to the growth rate after eliminating the impact of changes in foreign currency exchange rates to such measure.

	Fourth quarter
	2022 year	Foreign	Growth excluding
	over year	currency	foreign
	growth rate	impact	currency impact
Total site leasing revenue	13.0%	0.4%	12.6%
Total cash site leasing revenue	13.3%	0.4%	12.9%
Int’l cash site leasing revenue	45.7%	1.9%	43.8%
Total site leasing segment operating profit	11.8%	0.4%	11.4%
Int’l site leasing segment operating profit	44.8%	2.3%	42.5%
Total site leasing tower cash flow	11.9%	0.4%	11.5%
Int’l site leasing tower cash flow	44.3%	2.3%	42.0%
Net income	109.8%	62.6%	47.2%
Earnings per share - diluted	113.6%	64.4%	49.2%
Adjusted EBITDA	12.6%	0.4%	12.2%
AFFO	9.6%	0.7%	8.9%
AFFO per share	11.0%	0.7%	10.3%

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The table below sets forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months		For the three months		For the three months
	ended December 31,		ended December 31,		ended December 31,
	2022	2021	2022	2021	2022	2021

	(in thousands)
Site leasing revenue	$452,928	$432,205	$156,680	$107,191	$609,608	$539,396
Non-cash straight-line leasing revenue	(9,949)	(10,525)	816	895	(9,133)	(9,630)

Cash site leasing revenue	442,979	421,680	157,496	108,086	600,475	529,766
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(66,151)	(64,285)	(48,848)	(32,723)	(114,999)	(97,008)
Non-cash straight-line ground lease expense	(242)	1,023	643	360	401	1,383

Tower Cash Flow	$376,586	$358,418	$109,291	$75,723	$485,877	$434,141

Tower Cash Flow Margin	85.0%	85.0%	69.4%	70.1%	80.9%	81.9%

Forecasted Tower Cash Flow for Full Year 2023

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2023:

	Full Year 2023
	(in millions)
Site leasing revenue	$2,469.0	to	$2,489.0
Non-cash straight-line leasing revenue	(23.0)	to	(18.0)

Cash site leasing revenue	2,446.0	to	2,471.0
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(469.5)	to	(479.5)
Non-cash straight-line ground lease expense	(5.5)	to	(0.5)

Tower Cash Flow	$1,971.0	to	$1,991.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months
	ended December 31,
	2022	2021

	(in thousands)
Net income	$102,580	$48,902
Non-cash straight-line leasing revenue	(9,133)	(9,630)
Non-cash straight-line ground lease expense	401	1,383
Non-cash compensation	25,769	25,227
Loss from extinguishment of debt, net	437	25,829
Other (income) expense, net	(8,207)	24,892
Acquisition and new business initiatives related adjustments and expenses	8,031	10,095
Asset impairment and decommission costs	17,596	14,484
Interest income	(3,255)	(1,324)
Total interest expense (1)	116,861	99,631
Depreciation, accretion, and amortization	183,036	169,895
Provision (benefit) for taxes (2)	26,604	(331)

Adjusted EBITDA	$460,720	$409,053

Annualized Adjusted EBITDA (3)	$1,842,880	$1,636,212

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)

For the three months ended December 31, 2022 and 2021, these amounts included $356 and $223, respectively, of franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.

(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months
	ended December 31,
	2022	2021

	(in thousands)
Total revenues	$686,094	$595,262
Non-cash straight-line leasing revenue	(9,133)	(9,630)

Total revenues minus non-cash straight-line leasing revenue	$676,961	$585,632

Adjusted EBITDA	$460,720	$409,053

Adjusted EBITDA Margin	68.1%	69.8%

Forecasted Adjusted EBITDA for Full Year 2023

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2023:

	Full Year 2023
	(in millions)
Net income	$545.5	to	$590.5
Non-cash straight-line leasing revenue	(23.0)	to	(18.0)
Non-cash straight-line ground lease expense	(5.5)	to	(0.5)
Non-cash compensation	103.5	to	98.5
Other income, net	(19.0)	to	(19.0)
Acquisition and new business initiatives related adjustments and expenses	16.5	to	11.5
Asset impairment and decommission costs	37.5	to	32.5
Interest income	(15.5)	to	(10.5)
Total interest expense (1)	450.5	to	440.5
Depreciation, accretion, and amortization	719.0	to	709.0
Provision for taxes (2)	35.5	to	30.5

Adjusted EBITDA	$1,845.0	to	$1,865.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes, which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share

The table below sets forth the reconciliations of FFO and AFFO to their most comparable GAAP measurement.

	For the three months
	ended December 31,
(in thousands, except per share amounts)	2022	2021
Net income	$102,580	$48,902
Real estate related depreciation, amortization, and accretion	181,962	168,870
Asset impairment and decommission costs	17,596	14,484

FFO	$302,138	$232,256
Adjustments to FFO:
Non-cash straight-line leasing revenue	(9,133)	(9,630)
Non-cash straight-line ground lease expense	401	1,383
Non-cash compensation	25,769	25,227
Adjustment for non-cash portion of tax benefit	17,368	(5,799)
Non-real estate related depreciation, amortization, and accretion	1,074	1,025
Amortization of deferred financing costs and debt discounts and non-cash interest expense	16,605	16,550
Loss from extinguishment of debt, net	437	25,829
Other (income) expense, net	(8,207)	24,892
Acquisition and new business initiatives related adjustments and expenses	8,031	10,095
Non-discretionary cash capital expenditures	(13,767)	(11,050)

AFFO	$340,716	$310,778
Adjustments for joint venture partner interest	(790)	—

AFFO attributable to SBA Communications Corporation	$339,926	$310,778

Weighted average number of common shares (1)	109,298	110,727

AFFO per share	$3.12	$2.81

AFFO per share attributable to SBA Communications Corporation	$3.11	$2.81

(1)	For purposes of the AFFO per share calculation, the basic weighted average number of common shares has been adjusted to include the dilutive effect of stock options and restricted stock units.

Forecasted AFFO for the Full Year 2023

The table below sets forth the reconciliation of the forecasted AFFO and AFFO per share set forth in the Outlook section to its most comparable GAAP measurement for the full year 2023:

(in millions, except per share amounts)	Full Year 2023
Net income	$545.5	to	$590.5
Real estate related depreciation, amortization, and accretion	709.0	to	704.0
Asset impairment and decommission costs	37.5	to	32.5

FFO	$1,292.0	to	$1,327.0
Adjustments to FFO:
Non-cash straight-line leasing revenue	(23.0)	to	(18.0)
Non-cash straight-line ground lease expense	(5.5)	to	(0.5)
Non-cash compensation	103.5	to	98.5
Adjustment for non-cash portion of tax provision	2.0	to	2.0
Non-real estate related depreciation, amortization, and accretion	10.0	to	5.0
Amortization of deferred financing costs and debt discounts and non-cash interest expense	52.5	to	52.5
Other income, net	(19.0)	to	(19.0)
Acquisition and new business initiatives related adjustments and expenses	16.5	to	11.5
Non-discretionary cash capital expenditures	(63.0)	to	(53.0)

AFFO	$1,366.0	to	$1,406.0
Adjustments for joint venture partner interest	(6.0)	to	(6.0)

AFFO attributable to SBA Communications Corporation	$1,360.0	to	$1,400.0

Weighted average number of common shares (1)	109.6	to	109.6

AFFO per share	$12.46	to	$12.83

AFFO per share attributable to SBA Communications Corporation	$12.41	to	$12.77

(1)	Our assumption for weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2023.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

	December 31, 2022
	(in thousands)
2014-2C Tower Securities	$620,000
2019-1C Tower Securities	1,165,000
2020-1C Tower Securities	750,000
2020-2C Tower Securities	600,000
2021-1C Tower Securities	1,165,000
2021-2C Tower Securities	895,000
2021-3C Tower Securities	895,000
2022-1C Tower Securities	850,000
Revolving Credit Facility	720,000
2018 Term Loan	2,292,000

Total secured debt	9,952,000
2020 Senior Notes	1,500,000
2021 Senior Notes	1,500,000

Total unsecured debt	3,000,000

Total debt	$12,952,000

Leverage Ratio
Total debt	$12,952,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(186,998)

Net debt	$12,765,002

Divided by: Annualized Adjusted EBITDA	$1,842,880

Leverage Ratio	6.9	x

Secured Leverage Ratio
Total secured debt	$9,952,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(186,998)

Net Secured Debt	$9,765,002

Divided by: Annualized Adjusted EBITDA	$1,842,880

Secured Leverage Ratio	5.3	x